EXHIBIT 32.1
CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
(18 U.S.C. 1350)
In connection with the Annual Report of Wells Mid-Horizon Value-Added Fund I, LLC (the “Registrant”) on Form 10-K for the year ended December 31, 2011, as filed with the Securities and Exchange Commission (the “Report”), the undersigned, Leo F. Wells, III, Principal Executive Officer of Wells Investment Management Company, LLC, the manager of the Registrant, and Douglas P. Williams, Principal Financial Officer of Wells Investment Management Company, LLC, the manager of the Registrant, hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350), that, to the best of our knowledge and belief:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ LEO F. WELLS, III
Leo F. Wells, III
Principal Executive Officer of Wells Investment Management Company, LLC, the manager of Wells Mid-Horizon Value-Added Fund I, LLC
March 15, 2012

/s/ DOUGLAS P. WILLIAMS
Douglas P. Williams
Principal Financial Officer of Wells Investment Management Company, LLC, the manager of Wells Mid-Horizon Value-Added Fund I, LLC
March 15, 2012